Exhibit 5.1

Client: 66867-00022

December 6, 2022

Natera, Inc.

13011 McCallen Pass

Building A Suite 100

Austin, TX 78753

Re:	Natera, Inc. Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-259429)

Ladies and Gentlemen:

We have acted as special counsel to Natera, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-259429) (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale from time to time by the selling stockholders named therein of up to 839,094 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (including 293,201 shares of Common Stock registered thereby).

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of such documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Common Stock is validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP